Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO PRESENT AT THE

BANK OF AMERICA MERRILL LYNCH INVESTMENT CONFERENCE

Calabasas Hills, CA — August 31, 2010 — The Cheesecake Factory  Incorporated (NASDAQ: CAKE) today announced that it will present at the Bank of America Merrill Lynch Investment Conference in San Francisco, California on September 14, 2010 at 9:30 a.m. Pacific Time.  David Overton, Chairman and CEO, and W. Douglas Benn, Executive Vice President and CFO, will present on behalf of the Company.

The presentation will be webcast at www.thecheesecakefactory.com and can be accessed by clicking on the “Investors” link from the home page and the conference webcast link at the top of the page.  An archive of the webcast will be available following the live presentation.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 163 full-service, casual dining restaurants throughout the U.S., including 149 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  For more information, please visit www.thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100